                                                                     EXHIBIT 5.4

                            PATENT SECURITY AGREEMENT

      THIS PATENT SECURITY AGREEMENT (this "Agreement"), dated as of December 10, 2004, executed by LXE, INC., a Georgia corporation (the "Grantor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Capitalized terms used in this Agreement shall have the meanings set forth in the Security Agreement (as defined below) unless specifically defined herein.

                              W I T N E S S E T H:

      WHEREAS, EMS Technologies, Inc., (the "Borrower"), the Lenders from time to time party thereto (the "US Lenders") and SunTrust Bank, as Administrative Agent (the "US Agent") are all party to the U.S. Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "US Credit Agreement"), dated as of the date hereof pursuant to which, the US Lenders have agreed to establish a revolving credit facility on behalf of the Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Borrower;

      WHEREAS, EMS Technologies Canada, Ltd. (the "Canadian Borrower"), the Lenders from time to time party thereto (the "Canadian Lenders") and Bank of America, National Association (Canada Branch), as Canadian Administrative Agent, Funding Agent and Canadian Collateral Agent (the "Canadian Agent") are all party to the Canadian Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "Canadian Credit Agreement") dated as of the date hereof pursuant to which, the Canadian Lenders have agreed to establish a revolving credit facility on behalf of the Canadian Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Canadian Borrower;

      WHEREAS, the Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more US Lenders or any Affiliate thereof (each such US Lender or Affiliate, even if the respective US Lender subsequently ceases to be a US Lender under the US Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "US Swap Provider");

      WHEREAS, the Canadian Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more Canadian Lenders or any Affiliate thereof (each such Canadian Lender or Affiliate, even if the respective Canadian Lender subsequently ceases to be a Canadian Lender under the Canadian Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "Canadian Swap Provider" and together with the US Swap Provider, the "Swap Providers");

      WHEREAS, the Grantor, the Borrower, and certain other affiliates of the Borrower have entered into a Security Agreement (the "Security Agreement") pursuant to which the Grantor has granted to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, among other things, the Intellectual Property of the Grantor, including, without limitation, (a) all of the Grantor's Patents (as herein defined), whether presently existing or hereafter acquired or arising, or in which Grantor now has or hereafter acquires rights and wherever located; (b) all of the Grantor's Patent Licenses (as herein defined), whether presently existing or hereafter acquired or in which the Grantor now has or hereafter acquires rights and wherever located; and (c) all products and proceeds of any of the foregoing, as security for all of the Secured Obligations; and

      WHEREAS, it is a condition precedent to the obligations of the US Agent, the Issuing Bank (as defined in the US Credit Agreement), the Swingline Lender (as defined in the US Credit Agreement) and the US Lenders (collectively the "US Creditors") under the US Credit Agreement, to the obligations of the Canadian Agent, the Issuing Bank (as defined in the Canadian Credit Agreement), the Swingline Lender (as defined in the Canadian Credit Agreement), and the Canadian Lenders (collectively, the "Canadian Creditors" and, together with the US Creditors and the Swap Providers, the "Secured Creditors") under the Canadian Credit Agreement and to the Swap Providers entering into the Hedging Transactions that the Grantor grant to the Collateral Agent, for its benefit and the benefit of Secured Creditors, a security interest in of the Property (as defined herein).

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. For purposes of this Agreement and in addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings herein specified (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

            "Patent License" shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence, including, without limitation, the agreements listed on Schedule I attached hereto.

            "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or political subdivision thereof (except in any jurisdiction in which the grant of a security interest in the patents is prohibited and except for any intent to use application unless or until a statement of use or amendment to assert use has been filed with the United States Patent and Trademark Office), including, without limitation, those letters patent and applications for letters patent listed on Schedule I attached hereto, together with all the rights, benefits and privileges derived therefrom and the goodwill of the business symbolized thereby; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

      2. As security for all of the Secured Obligations, the Grantor hereby pledges, hypothecates, sets over and conveys a security interest to Collateral Agent, for the benefit of the Secured Creditors, in, and does hereby grant to Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of Grantor's right, title and interest in, to and under the following (collectively, the "Property"):

                  (a) each Patent now or hereafter owned by the Grantor or in which the Grantor now has or hereafter acquires rights and wherever located, including, without limitation, each Patent referred to in
            Schedule I hereto and any renewals of registrations thereof; and

                  (b) each Patent License now or hereafter held by the Grantor or in which the Grantor now has or hereafter acquires rights and wherever located, including, without limitation, the Patent Licenses, if any, referred to in Schedule I hereto; and

                  (c) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement of any Patent or breach of Patent Licenses, if any, including, without limitation, any Patent or Patent License referred to in Schedule I hereto.

Notwithstanding the foregoing or anything else contained in this Agreement to the contrary the grant set forth above shall not be effective as a transfer of title to the Property unless and until the Collateral Agent exercises the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, and until such time, the Grantor shall own and may use and enjoy the Property in connection with its business operations and exercise all incidents of ownership, including, without limitation, enforcement of its rights and remedies with respect to the Property, but with respect to all Property being used in Grantor's businesses, only in a manner consistent with the preservation of the current substance, validity and registration of, and the security interest granted in, such Property; provided, however, that the foregoing shall not impose an obligation on the Grantor to continue to use any of the Property in the Grantor's businesses to the extent that such Property is not necessary in the normal conduct of its businesses. The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the Property, except that the Grantor may sublicense the Property in the ordinary course of the Grantor's businesses, including (without limitation) licensing or cross-licensing any of the Property to others in connection with settlement of claims or counterclaims for infringement of intellectual property rights, but only in a manner consistent with the preservation of the current substance, validity, and registration, and the security interest granted in, such Property. Upon the exercise by the Collateral Agent of the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, Grantor's ownership of the Collateral, in which a continuing security interest under this paragraph has been granted to Collateral Agent, for the benefit of the Secured Creditors, shall be terminated.

      3. The Grantor does hereby further acknowledge and affirm that the representations, warranties and covenants of the Grantor with respect to the Property and the rights and remedies of the Collateral Agent with respect to the security interest in the Property made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

      4. This Agreement shall terminate upon termination of the Security Agreement. At any time and from time to time prior to such termination, the Collateral Agent may, in accordance with the terms of the Security Agreement, terminate its security interest in or reconvey to the Grantor any rights with respect to any or all of the Property. Upon termination of this Agreement and following a request from the Grantor, the Collateral Agent shall, at the expense of the Grantor, execute and deliver to the Grantor all deeds, releases and other instruments as the Grantor may reasonably request (but without recourse or warranty by Collateral Agent or any Secured Creditor) in order to evidence such termination.

      5. If at any time before the termination of this Agreement in accordance with Section 4, the Grantor shall obtain or acquire rights to any new patent (including any Patent application), whether under a Patent License or otherwise, the provisions of Section 2 shall automatically apply thereto and the Grantor shall comply with the terms of the Security Agreement with respect to such new Patent. The Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule I to include any future Patents and Patent Licenses covered by
Section 2 or by this Section 5.

      6. The Grantor further agrees that (a) neither the Collateral Agent nor any Secured Creditor shall have any obligation or responsibility to protect, defend, file, prosecute, obtain or maintain the Property and the Grantor shall, at its own expense protect, defend, file, prosecute, obtain and maintain the same in accordance with the terms and conditions set forth in the Security Agreement and in accordance with its prudent business judgment, (b) the Grantor shall forthwith advise the Collateral Agent promptly in writing upon detection of infringements of any of the Property being used in the Grantor's businesses and (c) if the Grantor fails to (i) comply with the requirements of the preceding clause (a) with regard to the maintenance of any registered Property or, (ii) with regard to infringements of or actions against any Property, commence efforts to comply with the requirements of the preceding clause (a) within thirty days after the Grantor gives notice of such infringement or action to the Collateral Agent (or such shorter time determined by the Collateral Agent if waiting thirty days would diminish the Collateral Agent's security interest in or other rights in and to the Property), the Collateral Agent may do so in the Grantor's name or in its own name, but in any case at the Grantor's expense, and the Grantor hereby agrees to reimburse the Collateral Agent for all reasonable expenses, including attorneys' fees incurred by the Collateral Agent in protecting, defending and maintaining the Property. For the purpose of permitting the Grantor to fulfill its obligations set forth above, the Collateral Agent hereby appoints Grantor as its agent for the purpose of filing, prosecuting, obtaining, and maintaining, at its own expense, any new patent (including any patent application), and appointing attorneys and/or agents to appear before the U.S. Patent &

Trademark Office and before corresponding foreign patent offices, to file, prosecute, obtain, and maintain Patents (including any Patent applications) on behalf of the Collateral Agent and the Grantor and, to the extent necessary under the Security Agreement, on behalf of the Collateral Agent and the Secured Creditors. Such appointment shall remain in effect unless and until the Collateral Agent revokes such appointment after the occurrence and during the continuance of an Event of Default.

      7. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      8. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN GEORGIA.

                         [Signatures on Following Page]

      IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed under seal and by its duly authorized officer (where appropriate) as of the date first above written.

                                    LXE, INC.

                                    By:    __________________________________
                                    Name:  Don T. Scartz
                                    Title: Treasurer and Assistant Secretary

Signed, sealed and delivered
this ___ day of __________, 2004

__________________________
Notary Public

__________________________
My Commission expires:

__________________________
Witness
__________________________
Witness

                  [Signature Page to Patent Security Agreement]

                                   SCHEDULE I

                          to Patent Security Agreement

Item A.  Patents

                    Issued Patents

*Country  Patent No.  Issue Date  Inventor(s)  Title
 -------  ----------  ----------  -----------  -----

              Pending Patent Applications

*Country  Serial No.  Filing Date  Inventor(s)  Title
 -------  ----------  -----------  -----------  -----

                            PATENT SECURITY AGREEMENT

      THIS PATENT SECURITY AGREEMENT (this "Agreement"), dated as of December 10, 2004, executed by EMS TECHNOLOGIES, INC., a Georgia corporation (the "Grantor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Capitalized terms used in this Agreement shall have the meanings set forth in the Security Agreement (as defined below) unless specifically defined herein.

                              W I T N E S S E T H:

      WHEREAS, EMS Technologies, Inc., (the "Borrower"), the Lenders from time to time party thereto (the "US Lenders") and SunTrust Bank, as Administrative Agent (the "US Agent") are all party to the U.S. Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "US Credit Agreement"), dated as of the date hereof pursuant to which, the US Lenders have agreed to establish a revolving credit facility on behalf of the Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Borrower;

      WHEREAS, EMS Technologies Canada, Ltd. (the "Canadian Borrower"), the Lenders from time to time party thereto (the "Canadian Lenders") and Bank of America, National Association (Canada Branch), as Canadian Administrative Agent, Funding Agent and Canadian Collateral Agent (the "Canadian Agent") are all party to the Canadian Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "Canadian Credit Agreement") dated as of the date hereof pursuant to which, the Canadian Lenders have agreed to establish a revolving credit facility on behalf of the Canadian Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Canadian Borrower;

      WHEREAS, the Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more US Lenders or any Affiliate thereof (each such US Lender or Affiliate, even if the respective US Lender subsequently ceases to be a US Lender under the US Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "US Swap Provider");

      WHEREAS, the Canadian Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more Canadian Lenders or any Affiliate thereof (each such Canadian Lender or Affiliate, even if the respective Canadian Lender subsequently ceases to be a Canadian Lender under the Canadian Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "Canadian Swap Provider" and together with the US Swap Provider, the "Swap Providers");

      WHEREAS, the Grantor, the Borrower, and certain other affiliates of the Borrower have entered into a Security Agreement (the "Security Agreement") pursuant to which the Grantor has granted to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, among other things, the Intellectual Property of the Grantor, including, without limitation, (a) all of the Grantor's Patents (as herein defined), whether presently existing or hereafter acquired or arising, or in which Grantor now has or hereafter acquires rights and wherever located; (b) all of the Grantor's Patent Licenses (as herein defined), whether presently existing or hereafter acquired or in which the Grantor now has or hereafter acquires rights and wherever located; and (c) all products and proceeds of any of the foregoing, as security for all of the Secured Obligations; and

      WHEREAS, it is a condition precedent to the obligations of the US Agent, the Issuing Bank (as defined in the US Credit Agreement), the Swingline Lender (as defined in the US Credit Agreement) and the US Lenders (collectively the "US Creditors") under the US Credit Agreement, to the obligations of the Canadian Agent, the Issuing Bank (as defined in the Canadian Credit Agreement), the Swingline Lender (as defined in the Canadian Credit Agreement), and the Canadian Lenders (collectively, the "Canadian Creditors" and, together with the US Creditors and the Swap Providers, the "Secured Creditors") under the Canadian Credit Agreement and to the Swap Providers entering into the Hedging Transactions that the Grantor grant to the Collateral Agent, for its benefit and the benefit of Secured Creditors, a security interest in of the Property (as defined herein).

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. For purposes of this Agreement and in addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings herein specified (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

            "Patent License" shall mean any written agreement now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence, including, without limitation, the agreements listed on Schedule I attached hereto.

            "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or political subdivision thereof (except in any jurisdiction in which the grant of a security interest in the patents is prohibited and except for any intent to use application unless or until a statement of use or amendment to assert use has been filed with the United States Patent and Trademark Office), including, without limitation, those letters patent and applications for letters patent listed on Schedule I attached hereto, together with all the rights, benefits and privileges derived therefrom and the goodwill of the business symbolized thereby; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

      2. As security for all of the Secured Obligations, the Grantor hereby pledges, hypothecates, sets over and conveys a security interest to Collateral Agent, for the benefit of the Secured Creditors, in, and does hereby grant to Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of Grantor's right, title and interest in, to and under the following (collectively, the "Property"):

                  (a) each Patent now or hereafter owned by the Grantor or in which the Grantor now has or hereafter acquires rights and wherever located, including, without limitation, each Patent referred to in
            Schedule I hereto and any renewals of registrations thereof; and

                  (b) each Patent License now or hereafter held by the Grantor or in which the Grantor now has or hereafter acquires rights and wherever located, including, without limitation, the Patent Licenses, if any, referred to in Schedule I hereto; and

                  (c) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement of any Patent or breach of Patent Licenses, if any, including, without limitation, any Patent or Patent License referred to in Schedule I hereto.

Notwithstanding the foregoing or anything else contained in this Agreement to the contrary the grant set forth above shall not be effective as a transfer of title to the Property unless and until the Collateral Agent exercises the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, and until such time, the Grantor shall own and may use and enjoy the Property in connection with its business operations and exercise all incidents of ownership, including, without limitation, enforcement of its rights and remedies with respect to the Property, but with respect to all Property being used in Grantor's businesses, only in a manner consistent with the preservation of the current substance, validity and registration of, and the security interest granted in, such Property; provided, however, that the foregoing shall not impose an obligation on the Grantor to continue to use any of the Property in the Grantor's businesses to the extent that such Property is not necessary in the normal conduct of its businesses. The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the Property, except that the Grantor may sublicense the Property in the ordinary course of the Grantor's businesses, including (without limitation) licensing or cross-licensing any of the Property to others in connection with settlement of claims or counterclaims for infringement of intellectual property rights, but only in a manner consistent with the preservation of the current substance, validity, and registration, and the security interest granted in, such Property. Upon the exercise by the Collateral Agent of the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, Grantor's ownership of the Collateral, in which a continuing security interest under this paragraph has been granted to Collateral Agent, for the benefit of the Secured Creditors, shall be terminated.

      3. The Grantor does hereby further acknowledge and affirm that the representations, warranties and covenants of the Grantor with respect to the Property and the rights and remedies of the Collateral Agent with respect to the security interest in the Property made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

      4. This Agreement shall terminate upon termination of the Security Agreement. At any time and from time to time prior to such termination, the Collateral Agent may, in accordance with the terms of the Security Agreement, terminate its security interest in or reconvey to the Grantor any rights with respect to any or all of the Property. Upon termination of this Agreement and following a request from the Grantor, the Collateral Agent shall, at the expense of the Grantor, execute and deliver to the Grantor all deeds, releases and other instruments as the Grantor may reasonably request (but without recourse or warranty by Collateral Agent or any Secured Creditor) in order to evidence such termination.

      5. If at any time before the termination of this Agreement in accordance with Section 4, the Grantor shall obtain or acquire rights to any new patent (including any Patent application), whether under a Patent License or otherwise, the provisions of Section 2 shall automatically apply thereto and the Grantor shall comply with the terms of the Security Agreement with respect to such new Patent. The Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule I to include any future Patents and Patent Licenses covered by
Section 2 or by this Section 5.

      6. The Grantor further agrees that (a) neither the Collateral Agent nor any Secured Creditor shall have any obligation or responsibility to protect, defend, file, prosecute, obtain or maintain the Property and the Grantor shall, at its own expense protect, defend, file, prosecute, obtain and maintain the same in accordance with the terms and conditions set forth in the Security Agreement and in accordance with its prudent business judgment, (b) the Grantor shall forthwith advise the Collateral Agent promptly in writing upon detection of infringements of any of the Property being used in the Grantor's businesses and (c) if the Grantor fails to (i) comply with the requirements of the preceding clause (a) with regard to the maintenance of any registered Property or, (ii) with regard to infringements of or actions against any Property, commence efforts to comply with the requirements of the preceding clause (a) within thirty days after the Grantor gives notice of such infringement or action to the Collateral Agent (or such shorter time determined by the Collateral Agent if waiting thirty days would diminish the Collateral Agent's security interest in or other rights in and to the Property), the Collateral Agent may do so in the Grantor's name or in its own name, but in any case at the Grantor's expense, and the Grantor hereby agrees to reimburse the Collateral Agent for all reasonable expenses, including attorneys' fees incurred by the Collateral Agent in protecting, defending and maintaining the Property. For the purpose of permitting the Grantor to fulfill its obligations set forth above, the Collateral Agent hereby appoints Grantor as its agent for the purpose of filing, prosecuting, obtaining, and maintaining, at its own expense, any new patent (including any patent application), and appointing attorneys and/or agents to appear before the U.S. Patent &

Trademark Office and before corresponding foreign patent offices, to file, prosecute, obtain, and maintain Patents (including any Patent applications) on behalf of the Collateral Agent and the Grantor and, to the extent necessary under the Security Agreement, on behalf of the Collateral Agent and the Secured Creditors. Such appointment shall remain in effect unless and until the Collateral Agent revokes such appointment after the occurrence and during the continuance of an Event of Default.

      7. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

      8. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN GEORGIA.

                         [Signatures on Following Page]

                                        EMS TECHNOLOGIES, INC.

                                        By: ____________________________________
                                        Name:  Don T. Scartz
                                        Title: Executive Vice President and
                                               Chief Financial Officer

Signed, sealed and delivered
this ___ day of __________, 2004

____________________________
Notary Public

____________________________
My Commission expires:

____________________________
Witness

____________________________
Witness

                  [Signature Page to Patent Security Agreement]

                                   SCHEDULE I

                          to Patent Security Agreement

Item A.  Patents

                    Issued Patents

*Country  Patent No.  Issue Date  Inventor(s)  Title
 -------  ----------  ----------  -----------  -----

              Pending Patent Applications

*Country  Serial No.  Filing Date  Inventor(s)  Title
 -------  ----------  -----------  -----------  -----